                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

                                         JURISDICTION               OWNED
NAME                                     OF INCORPORATION           BY
----                                     ----------------           -----

Anes, Inc.                               Michigan                   Company

Chapman Security Systems, Inc.           Michigan                   Company

Intercept System                         Michigan                   Company

Tessco Group, Inc.                       Michigan                   Company
